UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2020 (May 12, 2020)

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AG Twin Brook BDC, Inc.
(Exact name of Registrant as Specified in Its Charter)

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DELAWARE	814-01259	83-4184014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th Floor New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 692-2000

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2020, AG Twin Brook BDC, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered two proposals as described in the Company’s proxy statement filed on April 29, 2020.  As of the record date, March 16, 2020, there were 2,970,000 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.  The final voting results on the matters submitted to stockholders at the Annual Meeting are set forth below.

Proposal 1

By the vote shown below, the stockholders elected Lance A. Ludwick as a Class I Director, who will serve for a three-year term expiring at the Company’s 2023 annual meeting of the stockholders or until his successor is duly elected and qualified. The election of Mr. Ludwick required the affirmative vote of a majority of the votes cast by all stockholders present, electronically via the webcast or by proxy, at the Annual Meeting.

Director	Votes For	Votes Withheld	Broker Non-Votes
Lance A. Ludwick	2,543,750	-0-	-0-

Proposal 2

By the vote shown below, the stockholders ratified the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s registered public accounting firm for the fiscal year ending December 31, 2020. The ratification of PwC required the affirmative vote of a majority of the votes cast by all stockholders present, electronically via the webcast or by proxy, at the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,543,750	-0-	-0-	-0-

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AG Twin Brook BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG TWIN BROOK BDC, INC.

Date: May 15, 2020	By:	/s/ Raul E. Moreno
	Name:	Raul E. Moreno
	Title:	General Counsel, Chief Compliance Officer and Secretary